EXHIBIT 21
                              List of Subsidiaries
                              --------------------


                       Par Pharmaceutical Companies, Inc.
                       ----------------------------------

                                                                                      Percentage of Voting
                                                                                      --------------------
                                                                                    Securities Owned by Its
                                                                                    -----------------------
       Entity                            Jurisdiction of Organization                  Immediate Parent
       ------                            ----------------------------                  ----------------
Par Pharmaceutical, Inc.                         Delaware                                     100%
PRX Pharmaceuticals, Inc.                        Delaware                                     100%
PRI-Research, Inc.                               Delaware                                     100%
Par Pharma Group, Ltd.                           Delaware                                     100%
Nutriceutical Resources, Inc.                    New York                                     100%
ParCare Ltd.                                     New York                                     100%
Israel Pharmaceutical Resources LP               Israel                                        99%
FineTech Ltd.                                    Israel                                       100%
Par SVC, LLC.                                    New York                                     100%
Kali Laboratories, Inc.                          New Jersey                                   100%


                            Par Pharmaceutical, Inc.
                            ------------------------

                                                                                      Percentage of Voting
                                                                                      --------------------
                                                                                    Securities Owned by Its
                                                                                    -----------------------
           Entity                                Jurisdiction of Organization           Immediate Parent
           ------                                ----------------------------           ----------------
Par, Inc.                                        Delaware                                     100%